Page 1 of 10
--------------------------------------------------------------------------------
EXHIBIT 99


FOR IMMEDIATE RELEASE

ATTENTION: FINANCIAL AND BUSINESS EDITORS
--------------------------------------------------------------------------------

Contact:  Daryl R. Forsythe, CEO
          Michael J. Chewens, CFO
          NBT Bancorp Inc.
          52 South Broad Street
          Norwich, NY 13815
          607-337-6416



   NBT BANCORP ANNOUNCES FIRST QUARTER RESULTS AND STOCK BUYBACK; DECLARES CASH
                                    DIVIDEND



     NORWICH, NY (April 28, 2003) - NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) today reported net income for the three months ended March 31, 2003 of $11.6 million, up $0.5 million from net income of $11.1 million reported for the same period in 2002. Net income per diluted share for the three months ended March 31, 2003 was $0.35, up $0.02 or 6% from the $0.33 per diluted share earned in the same period in 2002. Return on average assets and return on average equity were 1.27% and 16.05%, respectively, for the three months ended March 31, 2003, compared with 1.25% and 16.62%, respectively, for the same period in 2002.

     The results for the three months ended March 31, 2003 were driven primarily by strong growth in total noninterest income, which increased 18% or $1.3 million for the three months ended March 31, 2003 compared to the same period in 2002. Additionally, credit quality continued to improve during the three months ended March 31, 2003. Total nonperforming loans decreased to $18.4 million at March 31, 2003, down from $39.8 million at March 31, 2002 and $26.4 million at December 31, 2002.

     In commenting on the results, NBT Chairman, President and CEO Daryl R. Forsythe stated, "We are pleased with the solid earnings increase the Company experienced in the first quarter. The Company produced these results despite continued downward pressure on net interest margins resulting from the historically low interest rate environment. Significant growth in noninterest income generated by our ongoing efforts to maximize our delivery of high quality service in our market areas has helped us to mitigate margin compression. Additionally, the progress made in reducing the level of nonperforming loans in this uncertain economic environment is comforting. Our disciplined, conservative process for monitoring loan performance has served us well and protects the value of the Company to our stockholders."

LOAN AND LEASE QUALITY AND PROVISION FOR LOAN AND LEASE LOSSES

     At March 31, 2003, the key indicators of credit quality improved significantly from December 31, 2002 and March 31, 2002. Nonperforming loans totaled $18.4 million at March 31, 2003, and represented 0.78% of total loans and leases, down from $26.4 million and 1.12% at December 31, 2002 and $39.8 million and 1.72% at March 31, 2002. Annualized net charge-offs to average loans for the three months ended March 31, 2003, were 0.17%, down from the 0.25% annualized ratio for the three months ended March 31, 2002, and down significantly from the year-to-date December 31, 2002 rate of 0.58%. The allowance for loan and lease losses as a percentage of total loans and leases was 1.73% at March 31, 2003 compared to 1.70% at December 31, 2002 and 1.95% at March 31, 2002. The ratio of the allowance for loan and lease losses to nonperforming loans was 223.00% at March 31, 2003, compared to 152.18% at December 31, 2002 and 113.85% at March 31, 2002.

     For the three months ended March 31, 2003, the provision for loan and lease losses totaled $1.9 million, down slightly from the $2.0 million provided in the same period in 2002. The provision for loan and lease losses represents the charge against current earnings that is determined by Management, through a disciplined credit review process, as the amount needed to maintain an allowance that is sufficient to absorb loan and lease losses inherent in the Company's current loan and lease portfolio.

NET INTEREST INCOME AND NET INTEREST MARGIN

     Net interest income for the three months ended March 31, 2003, decreased 1% to $36.0 million from $36.3 million in the same period for 2002. The Company's net interest margin was 4.38% for the three months ended March 31, 2003, compared to 4.54% for the same period a year ago but actually increased from 4.35% for the three months ended December 31, 2002. The compression in net interest margin in the first quarter compared to last year resulted from earning assets repricing down at a faster rate than interest-bearing liabilities. This resulted primarily from accelerating pre-payments from mortgage-related loans and securities, which in turn were reinvested at lower rates. For the remainder of 2003, the Company expects its net interest margin to continue to compress from first quarter 2003 levels if the interest rate environment remains at current levels or lower. Mr. Forsythe commented "To mitigate margin compression, the Company is focused on efforts to further reduce deposit costs, increase loan growth at levels above previous quarters which should increase net interest income, and have a continued focus on growing non-interest sources of income."

NONINTEREST  INCOME

     Noninterest income for the three months ended March 31, 2003 totaled $8.7 million, up $1.3 million or 18%, from the $7.4 million reported in the same period of 2002. Net securities transactions resulted in a slight gain for the three months ended March 31, 2003 and a $0.5 million loss for the same period in 2002. Service charges on deposit accounts totaled $3.6 million for the three months ended March 31, 2003, a $0.6 million, or 18% increase over the $3.1 million reported in the same period in 2002. The increase in service charges on deposit accounts was driven by the combination of continued growth in core deposit products as well as several pricing adjustments implemented during 2002. Other income increased $0.5 million to $2.8 million for the three months ended March 31, 2003 from $2.3 million for the same period a year ago. The increase in other income was driven primarily by strong growth in consumer banking fees as well as strong growth in ATM fees.

NONINTEREST  EXPENSE

     Total noninterest expense for the three months ended March 31, 2003 increased $0.7 million when compared to the same period in 2002. Salaries and employee benefits increased $0.3 million, due primarily to higher incentive compensation costs. Other expense increased $0.7 million due primarily to a write-down related to a nonmarketable equity security in 2003. Offsetting these increases was a decrease in loan collection expenses and other real estate owned ("OREO") transactions of $0.6 million, due primarily to gains from the sale of OREO.

BALANCE  SHEET

     Total assets were $3.8 billion at March 31, 2003, up $0.2 billion from the $3.6 billion at March 31, 2002. Loans and leases were $2.4 billion at March 31, 2003, up 2% from the $2.3 billion at March 31, 2002. The modest loan growth experienced over 2002 reflects the effects of a stagnant economy as well as the Company's continued focus on improving the overall credit quality of the loan and lease portfolio.

     The Company's reductions in time deposits from $1.4 billion at March 31, 2002 to $1.3 billion at March 31, 2003, was offset by a $0.2 billion or 12% increase in core deposits. This resulted in total deposits increasing $0.1 billion from $2.9 billion at March 31, 2002 to $3.0 billion at March 31, 2003. Stockholders' equity was $291.6 million, representing a Tier 1 leverage ratio of 6.71%, at March 31, 2003, compared to $268.4 million or a Tier 1 leverage ratio of 6.70%, at March 31, 2002.

STOCK  BUY  BACK

     NBT announced today that it intends to repurchase up to an additional one million shares (approximately 3%) of its outstanding common stock from time to time over the next 12 months in open market and privately negotiated transactions. Under the program no shares will knowingly be repurchased from officers and directors of NBT or from persons who hold in excess of five percent of its outstanding shares of common stock. Mr. Forsythe commented "The Board of Directors believes the repurchase program is in the best interest of the Company and its stockholders in view of the current price level of the Company's common stock compared to alternate uses of these monies given the current interest rate environment."

     Currently, there are 193,554 shares remaining under a previous authorization that will be repurchased prior to the commencement of the new program. The Company repurchased a total of 330,813 shares in the three months ended March 31, 2003, at an average price of $17.49 per share. Total cash paid for these repurchases was $5.8 million. Total shares outstanding at March 31, 2003 were 32.4 million shares, compared to 33.2 million shares at March 31, 2002.

DIVIDEND  DECLARED

     The NBT Board of Directors declared a second quarter 2003 cash dividend of $0.17 per share at a meeting held today. The dividend will be paid on June 15, 2003, to shareholders of record as of June 1, 2003.

CORPORATE  OVERVIEW

     NBT is a financial services holding company headquartered in Norwich, NY, with combined assets of $3.8 billion at March 31, 2003. The Company primarily operates through one full-service community bank with three geographic divisions and through a financial services company. NBT Bank, N.A. has 109 locations, including 43 NBT Bank offices and 26 Central National Bank offices in upstate
New York and 40 Pennstar Bank offices in northeastern Pennsylvania. NBT also provides financial services related products through two companies, M. Griffith, Inc. and Colonial Financial Services, Inc. More information about NBT's banking divisions can be obtained on the Internet at www.nbtbank.com,
                                                     ---------------
www.pennstarbank.com  and  www.canajocnb.com.
--------------------       -----------------

FORWARD-LOOKING  STATEMENTS

     This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT's control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

     FINANCIAL TABLES APPEAR ON FOLLOWING PAGES (6-10).

                                                                    Page 6 of 10

                                                                  NBT BANCORP INC.
                                                           SELECTED FINANCIAL HIGHLIGHTS
                                                                     (unaudited)

                                                                                      Net      Percent
                                                           2003          2002        Change     Change
                                                       ------------  ------------  ----------  --------
                                                         (dollars in thousands, except share
                                                                and per share data)
THREE MONTHS ENDED MARCH 31,
Net Income                                             $    11,566   $    11,077   $     489         4%
Diluted Earnings Per Share                             $      0.35   $      0.33   $    0.02         6%
Weighted Average Diluted
  Common Shares Outstanding                             32,783,269    33,295,093    (511,824)       -2%
Return on Average Assets                                      1.27%         1.25%       0.02%        2%
Return on Average Equity                                     16.05%        16.62%      -0.57%       -3%
Net Interest Margin                                           4.38%         4.54%      -0.16%       -4%
=======================================================================================================


BALANCE SHEET AS OF MARCH 31,
Loans                                                  $ 2,374,079   $ 2,317,644   $  56,435         2%
Earning Assets                                         $ 3,468,637   $ 3,370,121   $  98,516         3%
Total Assets                                           $ 3,751,747   $ 3,595,300   $ 156,447         4%
Deposits                                               $ 2,955,893   $ 2,865,810   $  90,083         3%
StockholdersEquity                                     $   291,620   $   268,445   $  23,175         9%
=======================================================================================================

AVERAGE BALANCES
QUARTER ENDED MARCH 31,
Loans                                                  $ 2,354,636   $ 2,322,129   $  32,507         1%
Securities AFS (excluding unrealized gains or losses)  $   977,901   $   888,450   $  89,451        10%
Securities HTM                                         $    80,342   $   103,328    ($22,986)      -22%
Trading Securities                                     $       195   $       128   $      67        52%
Federal Reserve and Federal Home Loan Bank Stock       $    23,482   $    21,045   $   2,437        12%
Short-Term Interest Bearing Accounts                   $     4,990   $    13,050     ($8,060)      -62%
Total Earning Assets                                   $ 3,441,546   $ 3,348,130   $  93,416         3%
Total Assets                                           $ 3,697,543   $ 3,581,885   $ 115,658         3%
Interest Bearing Deposits                              $ 2,475,306   $ 2,459,781   $  15,525         1%
Non-Interest Bearing Deposits                          $   430,097   $   405,401   $  24,696         6%
Short-Term Borrowings                                  $    98,499   $    86,661   $  11,838        14%
Long-Term Debt                                         $   345,674   $   308,378   $  37,296        12%
Total Interest Bearing Liabilities                     $ 2,919,479   $ 2,854,820   $  64,659         2%
StockholdersEquity                                     $   292,543   $   270,376   $  22,167         8%
=======================================================================================================

                                                                    Page 7 of 10

                                                                    NBT BANCORP INC.
                                                             SELECTED FINANCIAL HIGHLIGHTS
                                                                      (UNAUDITED)

                                                                                              Net          Percent
                                                      2003                2002               Change         Change
                                                -----------------  ------------------  ------------------  --------
                                                 (dollars in thousands, except share and per share data)
ASSET QUALITY AT MARCH 31,
Nonaccrual Loans                                $         17,078   $          38,775            ($21,697)      -56%
90 Days Past Due and Still Accruing             $          1,074   $             483   $             591       122%
Troubled Debt Restructuring Loans               $            297   $             531               ($234)      -44%
Total Nonperforming Loans                       $         18,449   $          39,789            ($21,340)      -54%
Other Real Estate Owned (OREO)                  $          2,609   $           1,960   $             649        33%
Total Nonperforming Loans and OREO              $         21,058   $          41,749            ($20,691)      -50%
Nonperforming Securities                        $            925   $           1,957             ($1,032)      -53%
Total Nonperforming Assets                      $         21,983   $          43,706            ($21,723)      -50%
Allowance for Loan and Lease Losses             $         41,141   $          45,299             ($4,158)       -9%
Year-to-Date (YTD) Net Charge-Offs              $            966   $           1,458               ($492)      -34%
Allowance to Loans and Leases                               1.73%               1.95%              -0.22%      -11%
Total Nonperforming Loans to Loans and Leases               0.78%               1.72%              -0.94%      -55%
Total Nonperforming Assets to Assets                        0.59%               1.22%              -0.63%      -52%
Allowance to Nonperforming Loans                          223.00%             113.85%             109.15%       96%
Annualized Net Charge-Offs to
     YTD Average Loans and Leases                           0.17%               0.25%              -0.08%      -32%
===================================================================================================================

CAPITAL
Equity to Assets                                            7.77%               7.47%               0.30%        4%
Book Value Per Share                            $           9.00   $            8.09   $            0.91        11%
Tangible Book Value Per Share                   $           7.50   $            6.61   $            0.89        13%
Tier 1 Leverage Ratio                                       6.71%               6.70%               0.01%        0%
Tier 1 Capital Ratio                                        9.77%               9.97%              -0.20%       -2%
Total Risk-Based Capital Ratio                             11.02%              11.23%              -0.21%       -2%
===================================================================================================================

---------------------------------------------------------------------------------------------------------
QUARTERLY COMMON STOCK PRICE*
                                                       2003               2002                 2001
Quarter End                                       High      Low      High       Low       High      Low
                                                --------  -------  ---------  -------  ---------  -------
March 31                                        $18.60    $16.76   $15.15     $13.15   $17.50     $13.25
June 30                                                             19.32      14.00    25.42**    14.30
September 30                                                        18.50      16.36    17.30      13.50
December 31                                                         18.60      14.76    15.99      12.55
---------------------------------------------------------------------------------------------------------

*historical NBT Bancorp Inc. only

**This price was reported on June 29, 2001, a day on which the Nasdaq Stock Market experienced computerized trading disruptions which, among other things, forced it to extend its regular trading session and cancel its late trading session. Subsequently the Nasdaq Stock Market recalculated and republished several closing stock prices (not including NBT Bancorp Inc., for which reported a closing price of $19.30). Excluding trading on June 29, 2001, the high sales price for the quarter ended June 30, 2001 was $16.75.

                                                                    Page 8 of 10

NBT BANCORP INC. AND SUBSIDIARIES                                   MARCH 31,    March 31,
CONSOLIDATED BALANCE SHEETS                                            2003         2002
-------------------------------------------------------------------------------------------
(in thousands)                                                            (Unaudited)
ASSETS
Cash and due from banks                                            $    123,709  $   93,864
Short term interest bearing accounts                                      5,907       7,135
Trading securities, at fair value                                           188         155
Securities available for sale, at fair value                          1,008,310     921,750
Securities held to maturity (fair value of $84,151 and $100,250,         82,155     101,099
at March 31, 2003 and 2002, respectively)
Federal Reserve and Federal Home Loan Bank stock                         23,122      21,630
Loans and leases                                                      2,374,079   2,317,644
Less allowance for loan and lease losses                                 41,141      45,299
-------------------------------------------------------------------------------------------
  Net loans and leases                                                2,332,938   2,272,345
Premises and equipment, net                                              61,609      60,875
Goodwill                                                                 46,121      46,121
Intangible assets, net                                                    2,636       2,797
Other assets                                                             65,052      67,529
-------------------------------------------------------------------------------------------
TOTAL ASSETS                                                       $  3,751,747  $3,595,300
===========================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
 Demand (noninterest bearing)                                      $    449,051  $  404,186
 Savings, NOW, and money market                                       1,249,424   1,109,598
 Time                                                                 1,257,418   1,352,026
-------------------------------------------------------------------------------------------
  Total deposits                                                      2,955,893   2,865,810
Short-term borrowings                                                    95,103      81,162
Long-term debt                                                          345,345     325,933
Other liabilities                                                        46,786      36,950
-------------------------------------------------------------------------------------------
  Total liabilities                                                   3,443,127   3,309,855

Guaranteed preferred beneficial interests in
  Company's junior subordinated debentures                               17,000      17,000

Total stockholders' equity                                              291,620     268,445
-------------------------------------------------------------------------------------------

TOTAL LIABILITIES, GUARANTEED PREFERRED
BENEFICIAL INTERESTS IN COMPANYJUNIOR
SUBORDINATED DEBENTURES
AND STOCKHOLDERSEQUITY                                             $  3,751,747  $3,595,300
===========================================================================================

                                                                    Page 9 of 10

                                                        Three months ended
NBT BANCORP INC. AND SUBSIDIARIES                            March 31,
CONSOLIDATED STATEMENTS OF INCOME                        2003        2002
-----------------------------------------------------------------------------
(in thousands, except per share data)                       (Unaudited)
INTEREST, FEE AND DIVIDEND INCOME:
Loans and leases                                      $   39,615  $   42,227
Securities available for sale                             11,805      13,629
Securities held to maturity                                  889       1,184
Securities trading                                             2           2
Other                                                        324         280
-----------------------------------------------------------------------------
  Total interest, fee and dividend income                 52,635      57,322
-----------------------------------------------------------------------------
INTEREST EXPENSE:
Deposits                                                  12,612      16,991
Short-term borrowings                                        289         348
Long-term debt                                             3,705       3,638
-----------------------------------------------------------------------------
  Total interest expense                                  16,606      20,977
-----------------------------------------------------------------------------
Net interest income                                       36,029      36,345
Provision for loan and lease losses                        1,940       2,011
-----------------------------------------------------------------------------
Net interest income after provision for loan losses       34,089      34,334
-----------------------------------------------------------------------------
NONINTEREST INCOME:
Trust                                                        892         819
Service charges on deposit accounts                        3,603       3,050
Broker/dealer and insurance revenue                        1,392       1,495
Net securities gains (losses)                                 27        (502)
Gain on sale of a branch, net                                  -         220
Other                                                      2,828       2,329
-----------------------------------------------------------------------------
  Total noninterest income                                 8,742       7,411
-----------------------------------------------------------------------------
NONINTEREST EXPENSE:
Salaries and employee benefits                            12,659      12,374
Office supplies and postage                                1,073         897
Occupancy                                                  2,526       2,169
Equipment                                                  1,766       1,714
Professional fees and outside services                     1,302       1,615
Data processing and communications                         2,721       2,565
Amortization of intangible assets                            162         225
Capital securities                                           191         216
Loan collection and other real estate owned                  280         927
Other operating                                            3,212       2,510
-----------------------------------------------------------------------------
  Total noninterest expense                               25,892      25,212
-----------------------------------------------------------------------------
Income before income taxes                                16,939      16,533
Income taxes                                               5,373       5,456
-----------------------------------------------------------------------------
   NET INCOME                                         $   11,566  $   11,077
-----------------------------------------------------------------------------
Earnings Per Share:
     Basic                                            $     0.36  $     0.33
     Diluted                                          $     0.35  $     0.33
=============================================================================

2002 results have been restated to give effect to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 147.

                                                                   Page 10 of 10

NBT BANCORP INC. AND SUBSIDIARIES                              1Q         4Q        3Q       2Q        1Q
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME                   2003       2002      2002     2002      2002
------------------------------------------------------------------------------------------------------------
(in thousands, except per share data)                                          (Unaudited)
INTEREST, FEE AND DIVIDEND INCOME:
Loans                                                     $     39,615  $41,598  $41,970   $41,390  $42,227
Securities available for sale                                   11,805   12,329   13,778    14,668   13,629
Securities held to maturity                                        889      951    1,010     1,115    1,184
Trading securities                                                   2        2        2         2        2
Other                                                              324      519      251       315      280
------------------------------------------------------------------------------------------------------------
  Total interest, fee and dividend income                       52,635   55,399   57,011    57,490   57,322
------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposits                                                        12,612   14,328   15,748    16,265   16,991
Short-term borrowings                                              289      282      417       287      348
Long-term debt                                                   3,705    4,103    4,139     3,856    3,638
------------------------------------------------------------------------------------------------------------
  Total interest expense                                        16,606   18,713   20,304    20,408   20,977
------------------------------------------------------------------------------------------------------------
Net interest income                                             36,029   36,686   36,707    37,082   36,345
Provision for loan and lease losses                              1,940    2,546    2,424     2,092    2,011
------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses             34,089   34,140   34,283    34,990   34,334
------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
Trust                                                              892      860      743       804      819
Service charges on deposit accounts                              3,603    4,055    3,531     3,239    3,050
Broker/dealer and insurance fees                                 1,392    1,409    1,393     1,483    1,495
Net securities (losses) gains                                       27       26       (6)       69     (502)
Gain on sale of a branch, net                                        -        -        -         -      220
Other                                                            2,828    1,917    2,380     2,207    2,329
------------------------------------------------------------------------------------------------------------
  Total noninterest income                                       8,742    8,267    8,041     7,802    7,411
------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE:
Salaries and employee benefits                                  12,659   11,621   11,720    12,497   12,374
Office supplies and postage                                      1,073    1,206    1,116     1,227      897
Occupancy                                                        2,526    2,036    2,032     2,096    2,169
Equipment                                                        1,766    1,862    1,672     1,818    1,714
Professional fees and outside services                           1,302    1,746    1,446     1,782    1,615
Data processing and communications                               2,721    2,725    2,705     2,598    2,565
Amortization of intangible assets                                  162      164      177       208      225
Capital securities                                                 191      172      221       230      216
Merger, acquisition and reorganization (recovery) costs              -        -     (130)        -        -
Loan collection and other real estate owned                        280      601      570       748      927
Other operating                                                  3,212    3,728    3,791     2,858    2,510
------------------------------------------------------------------------------------------------------------
  Total noninterest expense                                     25,892   25,861   25,320    26,062   25,212
------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                               16,939   16,546   17,004    16,730   16,533
Income taxes                                                     5,373    5,302    5,592     5,464    5,456
------------------------------------------------------------------------------------------------------------
   NET INCOME                                             $     11,566  $11,244  $11,412   $11,266  $11,077
============================================================================================================
Earnings per share:
   Basic                                                  $       0.36  $  0.34  $  0.35   $  0.34  $  0.33
   Diluted                                                $       0.35  $  0.34  $  0.34   $  0.34  $  0.33
============================================================================================================
2002 quarterly results have been restated to give effect to the adoption of SFAS No. 147.
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